Exhibit 99.1

News Release

FOR RELEASE AT 8:00 AM EDT
Tuesday, July 27, 2004

Investor Contact:
Mark Lamb
Director – Investor Relations
(425) 519-4034
markl@Onyx.com

Onyx Software Announces Solid Second Quarter Results with Net Income

BELLEVUE, WA. —Onyx ® Software Corporation (NASDAQ: ONXS) today announced results for the second quarter of 2004.

Financial Summary

Revenue for the second quarter of 2004 was $14.8 million, compared to $15.8 million in the second quarter of 2003 and $14.2 million for the first quarter of 2004. License revenue for the second quarter of 2004 was $3.6 million, compared to $3.1 million in the second quarter of 2003 and $3.6 million in the first quarter of 2004. Reported net income for the second quarter of 2004 was $0.2 million, or an income of $0.01 in diluted earnings per share, compared to a reported net loss of $0.9 million or a loss of $0.07 per share in the second quarter of 2003. For the first half of 2004, license revenue was 25% higher than the same period in 2003.

Non-GAAP operating income for the second quarter of 2004, which excludes the amortization of intangibles, stock-based compensation expense, and restructuring and related charges, was $0.5 million, compared to a non-GAAP operating income of $0.1 million for the second quarter of 2003. Onyx believes that supplementary disclosure regarding non-GAAP operating results assists in comparing current operating results with those of past periods. A reconciliation of non-GAAP operating income (loss) to GAAP operating income (loss) is attached to the financial tables included below in this release.

Onyx Software’s cash balance was $12.3 million on June 30, 2004 compared to $13.0 million on March 31, 2004, which includes outflows of $1.1 million consisting of payments on restructuring related liabilities of $0.7 million, including the final payment for Bellevue excess facilities, and $0.4 million paid toward the acquisition of Visuale assets during the quarter.

In addition, the buyout of a telecommunications operating lease increased property, plant and equipment by $0.5 million. The increase of property, plant and equipment was partially offset by depreciation, net of other capital purchases. A restricted cash balance of $1.3 million reported on March 31, 2004 was eliminated on June 30, 2004 due to a reduction in outstanding letters of credit during the second quarter related to the fulfillment of the Bellevue lease termination agreement and the telecommunications operating lease buyout.

Business Summary

“Onyx delivered a solid quarter with progress on a number of fronts,” said Janice P. Anderson, Chairman and Chief Executive Officer of Onyx Software. “We announced several important partnership agreements intended to extend our reach, we strengthened our executive and sales team, and we enhanced solution capabilities in target markets. Additionally, customers are reacting favorably to the enhancements of Onyx Enterprise 5.0 with strong upgrade interest, and through our Visuale acquisition, we will be able to offer customers exciting new technology that combines Business Process Management technology and CRM.”

“We increasingly see midsize and larger enterprises working with Onyx and our partners on an initial project while concurrently negotiating key aspects of a broader enterprise-level agreement. Our world class technology platform and global footprint fulfills enterprise selection criteria, while our product functionality and packaging provide an easy starting point for departmental or regional projects. We believe this positions Onyx to benefit from this change in buying behavior,” Anderson said.

Onyx Expands Success in Targeted Markets

Thirty-nine companies and organizations contributed to Onyx Software’s second quarter license revenue. Seventeen became new customers and 22 existing customers made add-on license purchases. No single customer accounted for as much as 10% of second quarter revenue. Selected second quarter license transactions include:

Financial Services: AIG Insurance became a new Onyx enterprise customer in the second quarter, building on a prior successful Onyx deployment in an acquired subsidiary. Fisher Investments and Toyota Financial Services expanded their existing Onyx deployments and acquired additional licenses in the second quarter.

Healthcare: Shield Healthcare — a part of Kobayashi Pharmaceutical Co, Ltd — became a new Onyx customer during the quarter. Shield Healthcare markets a broad range of disposable medical products and product-related services required for the treatment and care of patients in the home. HealthNow, with over 780,000 members throughout upstate New York, expanded their Onyx deployment and purchased additional licenses in the second quarter.

Government: Medway Council became a new Onyx customer in the second quarter through Onyx partner Deloitte & Touche, building on prior success in the UK local government market segment. Separately, a return on investment study conducted by the United Kingdom’s National Computer Center and released during the quarter showed that the Knowsley Metropolitan Borough council had identified savings exceeding $450,000 in just two service areas that resulted from the implementation of Onyx Software’s flagship CRM product tailored for local government needs called Onyx OneServe. Knowsley council’s reported savings significantly exceed the Onyx license expense required for the deployment.

Name-Brand Customers: Amway Japan Ltd became the latest Amway division to select Onyx to manage the cultivation and retention of their independent business owners. Amway Japan Ltd intends to roll out Onyx CRM 5.0 in their contact center and will adopt the marketing campaign management capabilities already successfully deployed in Korea and Australia. Other name-brand companies becoming new Onyx customers in the second-quarter included Hewitt and Palmer & Cay. Existing name-brand companies adding to their deployments included Reed Business Information and Starbucks Coffee Company.

Onyx Demonstrates Momentum in Partnerships and Onyx Embedded CRM

During the second quarter, Onyx made significant progress in partner relationships and in its Embedded CRM initiative:

•	Onyx had another quarter of strong performance from Asia operations, and announced a reseller agreement with Fujitsu for Japan. Fujitsu and Onyx already have several successful joint customers in the pharmaceutical, financial services and local government verticals.

•	In Embedded CRM, following their selection and deployment of Onyx CRM internally, Hewitt became an Onyx partner offering an Onyx Embedded CRM solution that has already attracted a new healthcare customer. Financial services companies becoming Onyx Embedded CRM partners include MEMBERS Development Company, LCC, also known as MDC, and CIT — an international IT services and solutions provider. MDC chose Onyx as the technology framework to deliver its new CRM Common Model solution designed for the specific needs of credit unions. CIT launched the Onyx-based CIT Merchant Management System as a solution to automate the enrollment and servicing of merchants to serve the needs of processors and independent sales organizations in the payment industry.

•	In Government, Onyx, Microsoft and Unisys announced an alliance that launched a joint education initiative to deliver CRM solutions to cities and counties in North America.

•	In Contact Center Customer Management: Onyx and Concerto Software announced a Joint Marketing Agreement to promote the benefits of customer interaction management (CIM) and CRM. Onyx also announced alliances with KnowledgeBase Solutions and Interactive Intelligence for integrated Contact Center offerings.

Onyx Acquires Technology to Help Companies Cost-Effectively Create, Execute and Manage Business Processes

“Customers tell us that they want to cost-effectively create, execute and manage customer-related business processes,” said Anderson. “Onyx took a major step towards meeting this need as we completed the acquisition of Visuale’s business process management graphical workflow and business rule design tools in the second quarter.” Visuale business process management (BPM) technology is built on Microsoft .NET standards and supports Microsoft SQL Server and Oracle Database, making the acquired technology compatible with the existing Onyx technology platform.

On April 7, 2004 Onyx Software acquired BPM technology from Visuale, Inc. in an asset acquisition valued at $4.1 million. Consideration includes an initial payment of $400,000 in cash and Onyx common stock valued at $1.7 million in the form of 504,891 shares. In April 2005, Onyx will make a subsequent payment of $1.0 million, with the option of using either cash or common stock valued at the then-current fair market value. In each of years three and four following the closing, Onyx will make minimum royalty payments of $500,000 in cash based on sales of Onyx products incorporating the acquired technology. Costs to purchase and other assumed liabilities were offset by imputed interest on the deferred payments. The above future payments have been recorded on the balance sheet as acquisition obligations net of imputed interest in short-term and long-term liabilities respectively.

Onyx Releases Product Enhancements and Industry-Specific Versions

Onyx continued to offer enhancements to its powerful CRM platform and industry-specific vertical editions, making the following announcements in the second quarter:

•	Onyx Software enhanced contact center solutions by introducing Intelligent Call Scripting capabilities delivered through the recent release of Onyx Enterprise CRM 5.0 and integrated into the latest edition of the Onyx Contact Center Solution.

•	Onyx Software’s local government solutions were expanded with new functionality, including new process automation and intelligent call scripting in Onyx OneServe 5.0 – the next generation of the company’s successful eShop offering for Local Government in the United Kingdom. Onyx also launched OneServe FASTrack for Local Government, a new fixed fee license and service offering to help local authorities achieve their eGovernment targets faster and at lower cost.

•	Onyx introduced Onyx CitiServ, a solution developed specifically to allow cities and governments in North America to provide enhanced levels of citizen service.

•	On July 13, Onyx announced CRMExpress – a pre-configured version of Onyx designed to grow with a company over time. CRMExpress packages Onyx Enterprise CRM software licenses, implementation services, training and product support — all for a single, low fixed fee. The package provides a complete CRM system at an affordable price that can be implemented in 30 days or less to address the need for organizations to deploy solutions in a pilot or department as a starting point.

Onyx Strengthens Leadership for Company Growth

On June 9 th , Onyx Software announced that former Lucent CRM executive Janice P. Anderson had been named Chairman and Chief Executive Officer. Onyx also announced that Ron Tarkoff, Executive Vice President and Chief Strategy Officer of Documentum, a division of EMC, has joined the Onyx Board of Directors. To strengthen the company’s distribution channel, Onyx recently hired field professionals formerly with Siebel, UpShot, Pivotal and Salesforce.com.

Business Outlook

Onyx expects total revenues in the second half of 2004 to modestly grow beyond revenues for the first half of 2004. Third quarter license revenue has a wide range of possible results compared to the second quarter license results. Third quarter service revenue should be in the same range of the second quarter with modest upside potential. Total costs and expenses are expected to increase $0.4 million in the third quarter, reflecting increased compensation expenses, increased marketing activity and significant costs associated with Sarbanes-Oxley internal controls requirements.

Onyx Software Conference Call

Onyx® Software Corporation (NASDAQ: ONXS) will hold its quarterly conference call to discuss results for the second quarter of 2004 on Tuesday, June 27, 2004, at 8:30 a.m. Eastern time. The live broadcast of Onyx Software’s quarterly conference call will be available online at www.onyx.com or www.companyboardroom.com. The call will be archived and available for replay for one week. Alternatively, you can participate by phone.

When: Tuesday, July 27, 2004
Time: 8:30 am (Eastern) / 5:30 am (Pacific)
Dial-In: 1-866-800-8651
International Dial-In: 1-617-614-2704
Passcode: 61258795

Replay: 1-617-801-6888 (available from 10:30 ET 07/27/04 through 11:59 pm ET 8/3/04)
Passcode: 33907148

About Onyx Software

Onyx Software Corporation (Nasdaq: ONXS), a worldwide leader in delivering successful CRM, offers a fast, cost-effective, usable solution that shares critical information among employees, customers and partners through three role-specific, Web services-based portals. The Onyx approach delivers real-world success by aligning CRM technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to create a superior customer experience and a profitable bottom line. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway, United Kingdom lottery operator Camelot, Delta Dental, Microsoft Corporation, Mellon Financial Corporation, The Regence Group, State Street Corporation and Suncorp. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

Forward-Looking Statement

This press release contains forward-looking statements, including statements about our planned BPM offering, the anticipated purchasing patterns of Onyx customers, the anticipated benefits of our products and services, and our expected financial and operating results for the third quarter of 2004 and future periods. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the risk that we deliver our newly-acquired BPM technology to market in a timely basis, the risk that our customers do not make additional purchases of our product licenses and services over time, the risk that we are unable to close the anticipated number of license revenue opportunities in our pipeline for the third quarter of 2004, the risk that we do not achieve a sequential increase in service revenues for the third quarter of 2004, the risk that we incur higher than anticipated expenses, including those related to compliance with Sarbanes-Oxley, the risk that prospective customers delay their purchasing decisions due to their own anticipated expenses related to Sarbanes-Oxley, the risk that the integration of our new management personnel takes longer than expected and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our quarterly report on form 10-Q for the period ended March 31, 2004. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

# # #

Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Onyx Software Corporation
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenue
License	$3,561	$3,122	$7,180	$5,741
Service	11,232	12,688	21,857	24,276

Total revenue	14,793	15,810	29,037	30,017

Costs of revenue
Cost of license	266	197	459	482
Amortization of acquired technology	—	84	—	168
Cost of service	4,515	5,443	8,971	10,878

Total cost of revenue	4,781	5,724	9,430	11,528

Gross margin	10,012	10,086	19,607	18,489

Operating Expenses
Sales and marketing	4,604	5,082	9,381	11,565
Research and development	2,704	3,147	5,318	6,276
General and administrative	2,227	1,842	4,151	4,095
Restructuring and other-related charges	—	754	484	1,094
Amortization of other acquisition-related intangibles	209	209	418	418
Amortization of stock-based compensation	—	15	—	28

Total operating expenses	9,744	11,049	19,752	23,476

Operating income (loss)	268	(963)	(145)	(4,987)

Other income (expense), net	(121)	111	(314)	120
Change in fair value of outstanding warrants	90	15	212	257

Income (loss) before income taxes	237	(837)	(247)	(4,610)
Income tax provision (benefit)	93	135	149	(79)
Minority interest in income (loss) of consolidated subsidiary	(31)	(75)	24	(232)

Net income (loss)	$175	$(897)	$(420)	$(4,299)

Diluted net income (loss) per share (A)	$0.01	$(0.07)	$(0.03)	$(0.33)

Shares used in diluted share computation (A)	14,615	13,238	14,224	12,969

Basic net income (loss) per share (A)	$0.01	$(0.07)	$(0.03)	$(0.33)

Shares used in basic share computation (A)	14,465	13,238	14,224	12,969

(A)	On July 23, 2003, the company announced a one-for-four reverse stock split authorized by its shareholders. All share and per share amounts in the accompanying consolidated financial statements have been adjusted to reflect this reverse stock split.

Onyx Software Corporation
Supplemental Non-GAAP Information:
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Operating income (loss)	$268	$(963)	$(145)	$(4,987)
Adjustments to reconcile operating income (loss) in the financial statements to non-GAAP forma operating income (loss):
Restructuring charges
Facilities	—	15	155	369
Severance	—	739	329	638
Asset impairments	—	—	—	87

Total restructuring charges	—	754	484	1,094
Amortization of acquired technology	—	84	—	168
Amortization of other acquisition-related intangibles	209	209	418	418
Amortization of stock-based compensation	—	15	—	28

Non-GAAP operating income (loss)	$477	$99	$757	$(3,279)

Net income (loss)	$175	$(897)	$(420)	$(4,299)
Adjustments to reconcile net income (loss) in the financial statements to non-GAAP net income (loss):
Restructuring charges
Facilities	—	15	155	369
Severance	—	739	329	638
Asset impairments	—	—	—	87

Total restructuring charges	—	754	484	1,094
Amortization of acquired technology	—	84	—	168
Amortization of other acquisition-related intangibles	209	209	418	418
Amortization of stock-based compensation	—	15	—	28
Change in fair value of outstanding warrants	(90)	(15)	(212)	(257)
Deferred income tax associated with acquisitions	(71)	(71)	(142)	(142)

Non-GAAP net income (loss)	$223	$79	$128	$(2,990)

Non-GAAP diluted and basic net income (loss) per share	$0.02	$0.01	$0.01	$(0.23)

Shares used in computation of Non-GAAP diluted net income (loss) per share	14,615	13,343	14,353	12,969

Shares used in computation of Non-GAAP basic net income (loss) per share	14,465	13,238	14,224	12,969

Onyx Software Corporation
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30,	December 31,
	2004	2003
Assets
Current Assets:
Cash and cash equivalents (B)	$12,292	$11,850
Accounts receivable, net	10,952	12,245
Prepaid expenses and other current assets	1,576	1,666
Deferred tax asset	333	362

Total current assets	25,153	26,123

Property and equipment, net	4,120	4,277
Purchased technology, net	4,085	—
Other intangibles, net	229	675
Goodwill, net	9,685	9,508
Deferred tax asset	92	—
Other assets	832	842

Total Assets	$44,196	$41,425

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$987	$883
Salary and benefits payable	1,225	946
Accrued liabilities	2,031	1,829
Income taxes payable	717	770
Current portion of restructuring-related liabilities	1,268	2,758
Current portion of acquisition obligation	943	—
Current portion of term loan	167	—
Current portion of deferred revenue	14,544	15,053

Total current liabilities	21,882	22,239

Long-term accrued liabilities	492	544
Long-term deferred revenue	2,268	1,025
Long-term restructuring-related liabilities	93	405
Long-term restructuring-related liabilities – warrants	353	565
Long-term acquisition obligation	816	—
Term loan	306	—
Deferred tax liability	—	229
Minority interest in joint venture	141	119

Shareholders’ Equity
Common stock	144,569	142,682
Accumulated deficit	(128,635)	(128,215)
Accumulated other comprehensive loss	1,911	1,832

Total shareholders’ equity	17,845	16,299

Total Liabilities and Shareholders’ Equity	$44,196	$41,425

(B)	Includes $0 and $1.7 million in restricted cash as of June 30, 2004 and December 31, 2003, respectively.